EXHIBIT 99.1

DIRECTORS AND EXECUTIVE OFFICERS OF THE REPORTING PERSONS

FIDELITY NATIONAL FINANCIAL, INC.

The names and present principal occupations of the directors and executive officers of Fidelity National Financial, Inc. are set forth below. The business address of each director or executive officer is 601 Riverside Avenue, Jacksonville, Florida 32204. Each of the named individuals is a citizen of the United States.

William P. Foley, II	Executive Chairman of the Board of Directors/Director
Frank P. Willey	Vice Chairman of the Board of Directors/Director
George Scanlon	Chief Executive Officer
Raymond R. Quirk	President
Brent B. Bickett	Executive Vice President, Corporate Finance
Anthony J. Park	Executive Vice President and Chief Financial Officer
Michael L. Gravelle	Executive Vice President, General Counsel and Corporate Secretary
Daniel K. Murphy	Senior Vice President and Treasurer
Douglas K. Ammerman	Director
Willie D. Davis	Director
Thomas M. Hagerty	Director
Daniel D. (Ron) Lane	Director
General William Lyon	Director
Richard N. Massey	Director
Peter O. Shea, Jr.	Director
Cary H. Thompson	Director

FIDELITY NATIONAL SPECIAL OPPORTUNITIES, INC.

The names and present principal occupations of the directors and executive officers of Fidelity National Financial, Inc. are set forth below. The business address of each director or executive officer is 601 Riverside Avenue, Jacksonville, Florida 32204. Each of the named individuals is a citizen of the United States.

William P. Foley, II	Director, President and Chief Executive Officer
Brent B. Bickett	Director and Executive Vice President
Michael L. Gravelle	Director and Executive Vice President, General Counsel and Corporate Secretary
Anthony J. Park	Executive Vice President and Chief Financial Officer

FRED MERGER SUB INC.

The names and present principal occupations of the directors and executive officers of Fred Merger Sub Inc. are set forth below. The business address of each director or executive officer is c/o Fidelity National Financial, Inc., 601 Riverside Avenue, Jacksonville, Florida 32204. Each of the named individuals is a citizen of the United States.

George P. Scanlon	Director and President
Anthony J. Park	Director and Chief Financial Officer
Goodloe M. Partee	Secretary